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              Consent of Independent Certified Public Accountants

     We have issued our report dated July 25, 1997 accompanying the financial statements of Insured Municipals Income Trust, 179th Insured Multi-Series as of May 31, 1997, and for the period then ended, contained in this Post-Effective Amendment No. 2 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".






                                        Grant Thornton LLP



Chicago, Illinois
September 24, 1997